Exhibit 99.1

Jody Gale named Senior Vice President, General Counsel and Corporate Secretary for FARO Technologies, Inc.

LAKE MARY, Fla., February 3, 2014 — FARO Technologies, Inc. (NASDAQ: FARO) today announced that Jody Gale has been named Senior Vice President, General Counsel and Corporate Secretary. In this role, Mr. Gale will be responsible for all legal matters for FARO as well as serving as Corporate Secretary to the Board of Directors.

“We are very excited to welcome Jody to the FARO team,” said Jay Freeland, FARO’s President and CEO. “His background and expertise fit well with FARO and we look forward to working with him as a member of our senior management team and a key contributor to the execution of our growth plans and overall business strategy.”

Most recently, Mr. Gale served as Vice President and Associate General Counsel — M&A, Securities & Governance for Biomet, Inc., one of the world’s leading medical device manufacturers. Prior to joining Biomet, he was a corporate partner at the global law firm Kirkland & Ellis LLP in Chicago, Illinois.

Mr. Gale holds a Bachelor of Arts degree from Albion College, a MBA from the Weatherhead School of Management at Case Western Reserve University and a Juris Doctorate from Case Western. He is a member of the Indiana and Illinois bars.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about Mr. Gale’s contribution to FARO and the expansion of FARO’s business. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “will” and similar expressions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	Mr. Gale’s ability to integrate into FARO’s management team and operations;

•	development by others of new or improved products, processes or technologies that make FARO’s products obsolete or less competitive;

•	declines or other adverse changes, or lack of improvement, in industries that FARO serves or the domestic and international economies in the regions of the world where FARO operates and other general economic, business, and financing conditions;

•	risks associated with international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Forward-looking statements in this release represent FARO’s judgment as of the date of this release. FARO undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and compound structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, production planning, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

Worldwide, approximately 15,000 customers are operating more than 30,000 installations of FARO’s systems. The Company’s global headquarters is located in Lake Mary, Fla., its European head office in Stuttgart, Germany and its Asia/Pacific head office in Singapore. FARO has branches in Brazil, Mexico, Germany, United Kingdom, France, Spain, Italy, Poland, Netherlands, India, China, Singapore, Malaysia, Vietnam, Thailand and Japan.

Further information: http://www.faro.com.

SOURCE FARO Technologies, Inc.

Nancy Setteducati, nancy.setteducati@faro.com, 407-333-9911

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding FARO Technologies Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.